Exhibit 107

Calculation of Filing Fee Table

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

PSQ Holdings, Inc.

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, par value $0.0001 per share	Other (1)	7,088,696	(2)	$11.15	(1)	$79,038,961	0.00011020	$8,711
Equity	Class A Common Stock, par value $0.0001 per share	Other (1)	600,000	(3)	$11.15	(1)	$6,690,000		$738
Total Offering Amounts							$85,728,961		$9,447.33
Total Fee Offsets									$—
Net Fees Due									$9,447.33

(1)	Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low prices for its Common Stock on the New York Stock Exchange on September 18, 2023, which date is within five business days prior to filing this registration statement.

(2)	Represents additional shares of common stock issuable under the PSQ Holdings, Inc. 2023 Stock Incentive Plan, including up to an additional 2,700,000 shares of common stock issuable upon satisfaction of certain Earn-out Conditions as disclosed in the Company’s public filings. In addition to such shares, pursuant to Rule 416(a) under the Securities Act, this registration statement covers an undetermined number of shares of common stock of the registrant that may become issuable to prevent dilution from stock splits, stock dividends or similar transactions with respect to the shares registered hereunder.

(3)	Represents additional shares of common stock issuable under the PSQ Holdings, Inc. Employee Stock Purchase Plan. In addition to such shares, pursuant to Rule 416(a) under the Securities Act, this registration statement covers an undetermined number of shares of common stock of the registrant that may become issuable to prevent dilution from stock splits, stock dividends or similar transactions with respect to the shares registered hereunder.